Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-164292) of CIT Group Inc. of our reports dated March 1, 2011, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting and dated March 16, 2010, relating to the consolidated financial statements, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

New York, New York

March 9, 2011